Exhibit 10.1

Execution Copy

THE SECURITIES REPRESENTED BY THIS DEMAND PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

DEMAND PROMISSORY NOTE

September 11, 2015	$750,000

FOR VALUE RECEIVED, the undersigned ISATORI, INC., a Delaware corporation ("Borrower"), promises to pay to the order of FITLIFE BRANDS, INC., a Nevada corporation, 4509 143rd Street, Suite 1, Omaha, Nebraska 68137 (“Lender”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) or the unpaid balance of all principal advanced against this Demand Promissory Note (as the same may be amended, restated, modified, supplemented, replaced or refinanced from time to time, the “Note”), if that amount is less, on demand, together with interest thereon as specified in this Note.

1.

Interest Rate.

(a)

Subject to Section 1(b) of this Note, commencing on the date hereof until the date which is six (6) months after the date hereof, the unpaid principal under this Note shall bear interest at two percent (2%) per annum.

(b)

Commencing on the date which is six (6) months after the date hereof until all obligations and liabilities under this Note are paid and satisfied in full; the unpaid principal under this Note shall bear interest at a rate per annum equal to twelve percent (12%).  Furthermore, if, on any date from the date hereof, a Default (as defined herein) has occurred, in addition to the other remedies provided for in this Note and under applicable law, commencing on the date of such Default and continuing until the date Lender notifies Borrower in writing that such Default has been cured, all amounts then due under this Note shall bear interest at a rate per annum equal to twelve percent (12%).

(c)

Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty-five (365) days or, when appropriate, three hundred sixty-six (366) days.

2.

Use of Proceeds.  The proceeds of this Note shall be used solely for the payment, in the ordinary course of business, of payroll and accounts payable of Borrower.

3.

Payment / Prepayment.  Beginning October 15, 2015, the principal advanced against this Note shall be due and payable on demand.  Beginning October 15, 2015, interest shall also be payable on demand, but absent a demand, accrued interest shall be payable on December 31 of each calendar year.  If demand is made by Lender for full repayment of this Note, the entire unpaid principal balance and accrued interest shall be paid by Borrower within two (2) business days.  Borrower may not prepay this Note prior to September 30, 2015.  From and after September 30, 2015, Borrower may prepay all or any part of the unpaid principal hereunder, without premium or penalty; provided, that the principal prepaid under this Note is not available for reborrowing.  All payments to Lender shall be made in lawful money of the United States of America in immediately available funds at the address set forth above or at such other address as Lender shall specify in writing to Borrower.

4.

Conditions Precedent to Funding.  Lender’s obligation to make any loans evidenced by this Note shall be subject to the satisfaction of each of the following conditions:

(a)

Borrower shall deliver to Lender a security agreement (the “Security Agreement”) in favor of Lender in a form acceptable to Lender, duly and fully executed by Stephen Adele and Stephen Adele Enterprises, Inc. (“Enterprises” and, together with Mr. Adele, “Grantor”).  The Security Agreement shall secure the obligations arising hereunder and create a first priority perfected security interest in all shares of common stock of Borrower held in Grantor’s name, along with any additional collateral described therein (collectively, the “Collateral”).

5.

General Covenants.  Borrower covenants that until the obligations and liabilities under this Note are paid and satisfied in full:

(a)

Borrower shall not make or commit to make any bonus payments, or any other form of compensation other than standard payroll consistent with past practices.

(b)

Borrower shall not shall not declare, pay or make any dividend, distribution or other payment on, or on account of, the equity interests of Borrower.

(c)

Borrower shall not enter into any new employment agreements or modify any existing employment agreements.

(d)

Other than standard payroll payments consistent with past practices, Borrower shall not make any payments in excess of $5,000.00 without the prior written consent of Lender; provided, however, that no consent of the Lender shall be required for any payments made under, or pursuant to, this Note.

(e)

Borrower shall not make any payments inconsistent with Section 2 hereof without the prior written consent of Lender.

6.

Access to iSatori’s Business.  Borrower covenants that until the obligations and liabilities under this Note are paid and satisfied in full:

(a)

Borrower shall provide Lender with complete on-site access to Borrower’s property during regular business hours and, upon reasonable notice, complete access to all of Borrower’s books and records;

(b)

Borrower shall give Lender direct access to Borrower’s executive officers for purposes of discussing the Borrower’s business, operations, condition (financial or otherwise) and prospects; and

(c)

Borrower shall keep Lender generally informed of significant developments with respect to the Borrower and any material business decisions or changes being considered by Borrower.

Notwithstanding the foregoing, the parties acknowledge and agree that (i) Lender will not make any decisions with respect to Borrower, and Borrower will continue to make all decisions and direct all its operations, and (ii) Borrower will not be required to share with Lender any information that is competitively sensitive.

7.

Additional Covenants.  Borrower covenants and agrees that, prior to the Closing (as defined in the Merger Agreement) of the Merger Agreement (as defined below), Borrower shall establish the reserves and write-offs in the categories and for the amounts set forth on Exhibit A hereto.   The parties further acknowledge and agree that notwithstanding the terms of the Merger Agreement, the Total Adjustment Amount (as defined in the Merger Agreement) shall be prepared as though the Borrower has established the reserves and write-offs in the categories and for the amounts set forth on Exhibit A hereto.  If an amendment to the Merger Agreement is required in order to give effect to the foregoing sentence, then the parties hereto shall: (a) execute such an amendment to the Merger Agreement; and (b) take such further actions as may be required in connection with such amendment to the Merger Agreement (including, without limitation, any such actions in connection with the Form S-4 (as defined in the Merger Agreement) or the Proxy Statement (as defined in the Merger Agreement)).  The parties acknowledge and agree that the completion of the tasks contemplated by the foregoing sentence, if applicable, shall be a condition precedent to the obligations of Lender and Merger Sub (as defined in the Merger Agreement) to consummate the transactions contemplated by the Merger Agreement. If Buyer fails to comply with its obligations under this Section 7, then (x) such failure shall constitute an immediate breach of this Note, and (y) neither Lender nor Merger Sub (as defined in the Merger Agreement) shall have any obligation to consummate the transactions contemplated by the Merger Agreement.

8.

Default.  Borrower shall be deemed in default hereunder upon the occurrence of any of the following (each, a “Default”): (a) the termination of that certain Agreement and Plan of Merger dated May 18, 2015, by and among Lender, ISFL Merger Sub, Inc., a Delaware corporation, and Borrower (the “Merger Agreement”); (b) a breach by Borrower of any representation, warranty or covenant under this Note, or a breach by Grantor of any representation, warranty or covenant under the Security Agreement or the Control Agreement (as defined in the Security Agreement); (c) Borrower, its Board of Directors, or any shareholder of Borrower receives a proposal for the acquisition of the Borrower that is determined by the Borrower’s Board of Directors to be superior to the transaction set forth in the Merger Agreement; or (d) Borrower shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Borrower or for any substantial part of Borrower’s property, or the winding up or liquidation of Borrower’s affairs shall have been ordered, or Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence and not be dismissed within 60 days, or Borrower shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Borrower or for any substantial part of Borrower’s property, or make any general assignment for the benefit of creditors.

9.

Remedies Upon Default.  Upon the occurrence and continuance of a Default, Lender may (a) declare any or all of the unpaid principal amount of this Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof and (b) otherwise exercise all remedies available to it under this Note, at law or in equity.  Notwithstanding the foregoing, if there shall occur a Default under Section 8(a), 8(b) or 8(c) hereof, the entire then unpaid principal amount of this Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) shall become immediately due and payable without any action on the part of Lender.

10.

Satisfaction.  Immediately following the Closing of the Merger (as both terms are defined in the Merger Agreement), this Note will be deemed satisfied.  For clarity, this Note will deemed to be outstanding for purposes of all calculations under the Merger Agreement.

11.

Miscellaneous.

(a)

Cancellation.  After all payment obligations, including payment of all principal and interest on this Note, have been indefeasibly paid in full, Lender will surrender this Note to Borrower for cancellation and this Note will not be reissued.

(b)

Successors and Assigns.  This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Neither party hereto shall assign or delegate any of its rights or obligations under this Note without the prior written consent of the other party.  Lender shall not sell, assign, convey, encumber, or otherwise transfer this Note or any interest herein without the prior written consent of Borrower.

(c)

Waivers.  Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note.

(d)

Amendments and Modifications.  This Note cannot be amended or modified except in writing signed by Borrower and Lender, and no waiver of any term or condition of this Note shall be effective except by a writing duly executed by Lender.

(e)

Lost or Stolen Note.  Upon receipt by Borrower of evidence of the loss, theft, destruction, or mutilation of this Note, Borrower shall execute and deliver a new Note, in the form hereof, in such denominations as Lender may request.

(f)

Enforcement of this Note.  If a Default occurs or failure is made in any manner with respect to this Note, Borrower shall pay to Lender the costs and expenses of collection, including attorneys’ fees.

(g)

Usury Savings Clause.  In no event shall the amount of interest paid hereunder, together with all amounts reserved, charged, or taken by Lender as compensation for fees, services, or expenses incidental to the making, negotiation, availability or collection of the loan evidenced hereby exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal balance or thereafter refunded to Borrower.

(h)

Choice of Law; Consent to Venue; and Jurisdiction.  This Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Nebraska.  Any lawsuit or other proceeding relating to or arising from this Note, shall be brought in, and the parties absolutely and irrevocably consent and submit to the exclusive jurisdiction and venue of, the courts in the State of Nebraska, and of the Federal court, in both cases located in Douglas County, Nebraska. The parties consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

(i)

Waiver of Jury Trial.  BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

(j)

Severability; Counterparts.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  This Note may be executed in one or more counterparts, each of which shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Borrower has executed this Note as of the day and year first written above.

BORROWER:

ISATORI, INC., a Delaware corporation

By:	/s/ Stephen Adelé
Name: Stephen Adelé
Title: President

Acknowledged and Agreed:

LENDER:

FITLIFE BRANDS, INC., a Nevada corporation

By:	/s/ Michael Abrams
Name: Michael Abrams Title: Chief Financial Officer

[Signature Page to Demand Promissory Note]

EXHIBIT A

1.	Write-off for obsolete inventory	-	$893,000
2.	Inventory reserve for caked “Gro” products rework	-	26,000
3.	Additional accrual for bad debt	-	31,000
4.	Accrual for restructuring costs (warehouse closure)	-	81,000
5.	Inventory reserve for in channel BGL Product	-	757,000
6.	Accrual for Forslean Settlement	-	12,000
	Total		$1,800,000